UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2007
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	0-16760	88-0215232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EX-1
EX-12

ITEM 8.01 OTHER EVENTS
     On May 8, 2007, MGM MIRAGE (the “Company”) entered into an Underwriting Agreement with Citigroup Global Markets Inc., as the representative of the several underwriters named therein, for the issuance and sale by the Company of $750 million aggregate principal amount of 7.50% Senior Notes due 2016 (the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement (Registration Statement No. 333-133925). A copy of the Underwriting Agreement is attached hereto as Exhibit 1, and is incorporated herein by reference. A copy of the updated computation of ratio of earnings to fixed charges is filed as Exhibit 12 herewith and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
1.	Underwriting Agreement, dated May 8, 2007, by and between MGM MIRAGE, on the one hand, and Citigroup Global Markets Inc. for itself and as representative of the underwriters named therein, on the other hand.

12.	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: May 10, 2007	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Senior Vice President - Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description
1.	Underwriting Agreement, dated May 8, 2007, by and between MGM MIRAGE, on the one hand, and Citigroup Global Markets Inc. for itself and as representative of the underwriters named therein, on the other hand.

12.	Computation of Ratio of Earnings to Fixed Charges.